UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 5, 2013

TG Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32639	36-3898269
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

787 Seventh Ave, 48th Floor

New York, New York 10019

(Address of principal executive offices, including Zip Code)

(212) 554-4484

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

TG Therapeutics, Inc. (the “Company”) held its annual meeting of stockholders on Wednesday, June 5, 2013 at the offices of its legal counsel, Alston & Bird LLP, 90 Park Avenue, New York, New York 10016 at 10 a.m. Eastern Standard Time. Stockholders representing 21,841,709, or 82.97%, of the 26,322,671 shares entitled to vote were present in person or by proxy. Proxies were solicited by the Company pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. At the annual meeting, management Proposals 1, 2, 3, and 4 were approved. The proposals below are described in detail in the Company’s definitive proxy statement dated April 24, 2013 for the annual meeting.

The results are as follows:

Proposal 1

The following persons were nominated and elected directors:

Michael S. Weiss	Neil Herskowitz	Laurence N. Charney	William J. Kennedy	Mark Schoenebaum, MD	Yann Echelard

The shareholder voting for board members is summarized as follows:

Director	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Michael S. Weiss	15,033,147	11,519	0	6,797,043
Neil Herskowitz	15,016,213	28,453	0	6,797,043
Laurence N. Charney	14,826,463	218,203	0	6,797,043
William J. Kennedy	15,040,660	4,006	0	6,797,043
Mark Schoenebaum, MD	15,043,665	1,001	0	6,797,043
Yann Echelard	15,016,246	28,420	0	6,797,043

All six directors will serve on the board of directors of the Company until the 2014 annual meeting.

Proposal 2

CohnReznick LLP was approved as the Company’s independent registered public accountant for the 2013 fiscal year.

The votes cast were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,732,454	8,745	100,510	0

Proposal 3

Under the advisory vote, the compensation of the Company’s named executive officers was approved.

Votes cast were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,168,883	706,931	168,852	6,797,043

Proposal 4

It was decided that an advisory shareholder vote to approve executive compensation will occur every three (3) years.

Votes cast were as follows:

1 Year	2 Years	3 Years	Abstentions
1,168,219	812,565	13,023,873	40,009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TG THERAPEUTICS, INC.
(Registrant)

Date: June 6, 2013	By:	/s/ Sean A. Power
Sean A. Power
Chief Financial Officer